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                                                                    Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            FORRESTER RESEARCH, INC.

     Forrester Research, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of this corporation is Forrester Research, Inc. Forrester Research, Inc. was originally incorporated under the same name, and the original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on February 16, 1996.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:


                                    ARTICLE I

     The name of this corporation is Forrester Research, Inc.

                                   ARTICLE II

     The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.



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                                   ARTICLE IV

     The total number of shares of all classes of stock which this corporation shall have authority to issue is 25,500,000 shares, consisting of (i) 25,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 500,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of this corporation.

1.   Common Stock.
     ------------

     A. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the board of directors upon any issuance of the Preferred Stock of any series. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of this corporation whether now or hereafter authorized.

     B. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

     C. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the board of directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     D. LIQUIDATION. Upon the dissolution or liquidation of this corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of this corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.


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2.   Preferred Stock.
     ---------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the board of directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by this corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the board of directors as hereinafter provided.

     Authority is hereby expressly granted to the board of directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of this corporation.


                                    ARTICLE V

     The name and mailing address of the incorporator is Denise M. Aucoin, Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624.


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                                   ARTICLE VI

     The election of directors need not be by written ballot unless the by-laws shall so require.

                                   ARTICLE VII

     In furtherance of and not in limitation of the powers conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors PROVIDED, HOWEVER, that the By-Laws shall not be altered, amended or repealed by the stockholders of this corporation except by the holders of not less than seventy-five percent (75%) of the shares of capital stock of this corporation issued and outstanding and entitled to vote generally in the election of directors.

                                  ARTICLE VIII

     A director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time the liability is determined. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE IX

     This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans,


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against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; PROVIDED, HOWEVER, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article IX shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this
Article IX shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

                                    ARTICLE X

     Until the consummation of an initial public offering of the Common Stock under the Securities Act of 1933, as amended (the "IPO"), the corporation shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of the directors then in office. Immediately following the consummation of the IPO, the following provisions shall apply:

1. NUMBER OF DIRECTORS. The number of directors of this corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, this corporation's by-laws.

2. CLASSES OF DIRECTORS. The board of directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class II, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and one of the extra directors shall be a member of Class III, unless otherwise provided from time to time by resolution adopted by the board of directors.


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3.   ELECTION OF DIRECTORS. Elections of directors need not be by written ballot except as and to the extent provided in the by-laws of this corporation.

4. TERMS OF OFFICE. Except as provided in Section 7 of this Article XI, each director shall serve for a term ending on the date of the third annual meeting of the stockholders following the annual meeting at which such director was elected; PROVIDED, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of the stockholders in 1999; each initial director in Class II shall serve for a term ending on the date of the annual meeting of the stockholders in 1998; and each initial director in Class III shall serve for a term ending on the date of the annual meeting of the stockholders in 1997; and PROVIDED FURTHER, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

5. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the board of directors.

6. REMOVAL. Directors of this corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of this corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

7. VACANCIES. Any vacancy in the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.



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8.   STOCKHOLDER NOMINATIONS AND INTRODUCTION OF BUSINESS, ETC. Advance
notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the by-laws of this corporation.

9. AMENDMENTS TO ARTICLE. Notwithstanding any other provisions of law, this Certificate of Incorporation or the by-laws of this corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of this corporation issued and outstanding and entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article X.

                                   ARTICLE XI

     The books of this corporation may (subject to any stationary requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

                                   ARTICLE XII

     At any time during which a class of capital stock of this corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of this corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of this corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of this corporation issued and outstanding and entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article XII.

                                  ARTICLE XIII

     Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors of this corporation, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors of this corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating to the


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purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-Laws of this corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of this corporation issued and outstanding and entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article XIII.

                                   ARTICLE XIV

     This corporation hereby elects not to be governed by Section 203 of the Delaware General Corporation Law.


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     IN WITNESS WHEREOF, this corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its President this __ day of ____, 1996.

                                            FORRESTER RESEARCH, INC.


                                            By:
                                               -------------------------------
                                               George F. Colony
                                               President


Attest:



-------------------------
Secretary

[Seal]


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